UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

_______________________

EQUAL ENERGY LTD.
(Exact name of registrant as specified in its charter)
_______________________

Alberta, Canada	001-34759	98-0533758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Gaillardia Parkway, Suite 325
Oklahoma City, OK  73142
(Address of principal executive offices, including zip code)

(405) 242-6000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 8.01	Other Events.

On February 27, 2014, Equal Energy Ltd. issued a press release announcing that pursuant to the terms of its arrangement agreement with Petroflow Energy Corporation, it would not be paying a dividend in the first quarter of 2014.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

Additional Information and Where to Find It:

Equal has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed transaction, and once finalized Equal will furnish the proxy statement to its shareholders.  The preliminary proxy statement contains important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT, AND, WHEN AVAILABLE, THE FINAL PROXY STATEMENT CAREFULLY. Investors and shareholders may obtain free copies of the preliminary proxy statement and other documents filed with the SEC by Equal through the website maintained by the SEC at http://www.sec.gov. In addition, investors and shareholders may obtain free copies of the preliminary proxy statement from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gailardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Equal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Equal in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein is included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Equal’s proxy statement for its 2013 Annual and Special Meeting of Shareholders, which was filed with the SEC on April 4, 2013. This document is available free of charge at the SEC’s web site at http://www.sec.gov, and from Equal by telephone at (405) 242-6000, or by mail at: Equal Energy Ltd., 4801 Gailardia Pkwy, Suite 325, Oklahoma City, OK, 73142 Attn: Investor Relations.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of Equal Energy Ltd. dated February 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUAL ENERGY LTD.

Dated: February 27, 2014	By:	/s/ Scott Smalling
		Name:	Scott Smalling
		Title:	Senior Vice President and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Equal Energy Ltd. dated February 27, 2014.